UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2019

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-878-8136

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FTNW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 11, 2019, FTE Networks, Inc. (the “Company”) notified the NYSE American LLC (the “Exchange”) that the Company was not in compliance with Section 301 and Section 713(a) of the NYSE American Company Guide (the “Company Guide”) as a result of the Company’s issuance of shares of its common stock, par value $0.001 per share (“Common Stock”), without stockholder approval, in an amount equal to more than 20% of its then-outstanding stock for less than the greater of book or market value of the stock, and without submitting an application for the listing of additional shares with the Exchange.

In October and November 2019, the Board of Directors of the Company (the “Board”) approved a transaction pursuant to which the Company would issue shares of Common Stock, in an amount less than 20% of its then-outstanding Common Stock, in exchange for the surrender and cancellation of four promissory notes issued or guaranteed by the Company and held by TTP8, LLC (“TTP8”) as assignee (such notes, the “Promissory Notes”) with aggregate principal and accrued interest outstanding of approximately $3.9 million. On November 15, 2019, the Company, for purposes of effecting the exchange of the Promissory Notes, issued an aggregate of 5,468,379 shares of Common Stock to TTP8. Due to a misunderstanding of the operation of Rule 713(a) of the Company Guide, the number of shares of Common Stock issued to TTP8 in connection with the exchange transaction amounted to 26% of the number of shares of Common Stock outstanding prior to the transaction, corresponding to approximately 20% of the number of shares of Common Stock outstanding after the issuance.

After the close of business on December 9, 2019, the Board became aware of the error, and the Board immediately took steps to determine the details of the transaction and to begin the process of rescinding the transaction. On December 11, 2019, the Board notified the Exchange of the Company’s material noncompliance with Section 713(a) and Section 301 of the Company Guide, and informed the Exchange of its intention to rescind the transaction. Additionally, the staff of the Exchange notified the Company that in the staff’s view the Company may not have been in compliance with the Company’s notification obligations in Part 4 of the Company Guide with respect to the error. On December 13, 2019, the Company and TTP8 entered into a Rescission Agreement pursuant to which the exchange of the Promissory Notes and the issuance of shares of Common Stock were rescinded and the parties declared the exchange and all transactions arising therefrom to be null and void. Further, pursuant to such Rescission Agreement, the 5,468,379 shares of Common Stock issued to TTP8 were cancelled for no consideration other than the restoration of the Promissory Notes to TTP8. As a result of the rescission, the shares were restored to the status of authorized and unissued shares of the Company, and the number of outstanding shares of the Company remains the same as it was prior to the issuance.

Item 3.02 Unregistered Sales of Equity Securities.

Concurrently with the execution of the Rescission Agreement, on December 13, 2019 the Company and TTP8 entered into a Note Exchange Agreement pursuant to which TTP8 agreed to surrender the Promissory Notes for cancellation in exchange for the issuance by the Company of 4,193,684 shares of Common Stock (the “Shares”), which is equal to 19.9% of the number of shares of Common Stock outstanding prior to the transaction and represents an exchange rate of approximately $0.9346 per share of Common Stock. Pursuant to the Note Exchange Agreement, all indebtedness owed to the holder in connection with the Promissory Notes, including any interest accrued and any fees, penalties or other amounts accrued thereunder through the date of closing, shall be fully satisfied by the issuance of the Shares to TTP8, and upon such issuance the Promissory Notes shall be deemed automatically cancelled and of no further force or effect. The closing of the exchange transaction is subject to certain customary conditions, including Company’s filing of an additional listing application with the Exchange and the Exchange’s approval of the listing of the Shares.

The information set forth in Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference. Both the rescinded issuance of 5,468,379 shares of Common Stock to TTP8 and the issuance of the Shares to TTP8 were effected in reliance on Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The Company did not engage in general solicitation or advertising and did not offer securities to the public in connection with either such issuance. Among other things, TTP8 has represented that (i) the Shares are to be acquired for investment for TTP8’s own account and without a view to the resale or redistribution thereof and (ii) it is an accredited investor within the meaning of Rule 501(a) Regulation D promulgated under the Securities Act.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2019, Stephen M. Goodwin stepped down as the Company’s Interim Chief Executive Officer and was appointed as the Company’s Executive Vice President of Operations. Concurrently, the Board appointed Michael P. Beys as the Company’s new Interim Chief Executive Officer. Mr. Beys was appointed as a director and a member of the Compensation Committee on October 18, 2019.

Mr. Beys, age 48, is a partner with the law firm Beys Liston & Mobargha LLP, which he founded in 2009. He focuses his practice on federal criminal defense, complex commercial litigation and real estate litigation. From 2000 to 2005, Mr. Beys served as a federal prosecutor in the U.S. Attorney’s Office for the Eastern District of New York, where he was the lead counsel in over 100 federal prosecutions and investigations involving racketeering, fraud, tax evasion, money laundering, narcotics trafficking, violent crimes and terrorism. Mr. Beys is also currently a director of Secure Property Development & Investment, PLC, a publicly listed (London’s AIM) owner and operator of commercial and industrial properties in Eastern Europe. In 2005, he co-founded Aristone Capital, a real estate investment firm which provided mezzanine debt financing to New York area real estate developers. In 1999, he founded Cobblestone Ventures, Inc., a real estate development business which has invested in, or actively managed, numerous conversion and new construction projects in downtown Manhattan. Mr. Beys received a B.A. from Harvard College and a J.D. from Columbia Law School.

In order to ensure that the Company’s Compensation Committee consists solely of independent directors in compliance with the requirements of Rule 805(a) of the Company Guide, Mr. Beys was replaced on the Compensation Committee by Peter Ghishan, who has been a member of the Board since October 18, 2019. The Board has previously determined that Mr. Ghishan is “independent” under NYSE listing standards and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Similarly, to ensure that the Company’s Nominating and Corporate Governance Committee consists solely of independent directors in compliance with the requirements of Rule 804(a) of the Company Guide, Mr. Beys was replaced on the Nominating and Corporate Governance Committee by Joseph Cunningham, who has been a member of the Board since October 18, 2019. The Board has previously determined that Mr. Cunningham is “independent” under NYSE listing standards and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

There is no arrangement or understanding between Mr. Beys and any other person or persons pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Beys and any director or executive officer of the Company. Other than as described below, there are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Beys had or will have a direct or indirect material interest. Mr. Beys’ law firm represents the Company with respect to certain litigation and regulatory enforcement matters, for which the firm has invoiced the Company or received from the Company approximately $120,000 during 2019. Mr. Beys will continue as a director of the Company.

Compensation arrangements with Mr. Beys for his service as Interim Chief Executive Officer are under negotiation and will be announced when finalized. The Company is actively seeking a permanent chief executive officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FTE NETWORKS, INC.
(Registrant)

Date: December 17, 2019		/s/ Michael P. Beys
	Name:	Michael P. Beys
	Title:	Interim Chief Executive Officer

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